Exhibit 99.1
     FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Fourth Quarter and Year-end 2009 Results
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New waves of growth seen in Fashion and Consumer Packaged Goods web markets
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PLANO, Texas, March 25, 2010 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing services provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the fourth quarter and year ended December 31, 2009.
Summary of consolidated results for the quarter ended December 31, 2009:
PFSweb’s fourth quarter 2009 results were favorably impacted by new service fee client activities, increased seasonal volumes for certain clients and continued cost management across all business segments. However, revenue and Adjusted EBITDA results reflect a decrease as compared to the prior year primarily due to the global economic environment and changes to the company’s client mix, including the impact of the non-renewal of its agreement with its previously largest Service Fee business client earlier in 2009.
•	Total revenue was $95.6 million compared to $112.8 million for the fourth quarter of 2008;

•	Adjusted EBITDA (as defined) was $1.1 million versus $2.4 million for the fourth quarter of 2008;

•	Net loss was $(0.9) million, or ($0.10) per basic and diluted share, compared to net loss of $(16.2) million, or $(1.63) per basic and diluted share, for the fourth quarter of 2008. The 2008 fourth quarter net loss results include a $16.3 million charge for goodwill and intangible asset impairment;

•	Non-GAAP net loss (as defined) was $(0.8) million, or ($0.08) per basic and diluted share, compared to non-GAAP net income of $0.4 million or $0.04 per basic and diluted share, for the fourth quarter of 2008;

•	Total cash, cash equivalents and restricted cash equaled $16.9 million as of December 31, 2009 compared to $18.1 million as of December 31, 2008.
Summary of consolidated results for the year ended December 31, 2009:
•	Total revenue was $352.5 million, compared to $451.8 million for the year ended December 31, 2008;

•	Adjusted EBITDA (as defined) was $4.2 million versus $10.1 million for the year ended December 31, 2008;

•	Net loss was $(4.6) million, or $(0.46) per basic and diluted share, compared to net loss of $(15.7) million, or $(1.58) per basic and diluted share, for the year ended December 31, 2008;

•	Non-GAAP net loss (as defined) was $(4.1) million, or $(0.41) per basic and diluted share, compared to non-GAAP net income of $1.9 million, or $0.20 per basic and diluted share, for the year ended December 31, 2008;

•	Cash flow from operating activities was $8.1 million compared to $9.5 million for the year ended December 31, 2008; and

•	Free cash flow (as defined) was $3.7 million, consistent with $3.7 million for the year ended December 31, 2008.
“Coming off a strong year of new business activity, we believe PFSweb is firmly established as an eCommerce services leader in a number of exciting product segments. This includes several rapidly evolving market segments, including the Fashion Apparel and Accessories, Beauty and Fragrance and Consumer Packaged Goods (CPG) market segments, where we continue to see substantial new business activity,” stated Mark C. Layton, Chief Executive Officer of PFSweb. “Our success in generating new business activities, combined with a solid financial performance highlight, what I believe to be outstanding overall 2009 results considering the difficult economic environment and the non-renewal of a large U.S. Government agency client. Our ability to generate positive free cash flow of $3.7 million in 2009, speaks directly to the flexibility of our business model to quickly adjust spending levels to meet lower demand, while at the same time increasing new business activity.
“We believe the momentum we are seeing in new business will provide the seeds for improving growth trends in the future. We are also encouraged by the continuing improvement in our eCOST.com business where the fourth quarter of 2009 was the first positive net income quarterly result for this division since its acquisition in 2006.
“I am also pleased to announce that we have completed renewals of our financing facilities with IBM Global Finance, Comerica and Fortis through March 2011. Along with our other credit facilities, we believe we have the financing in place to support our current business needs,” Mr. Layton continued.
Summary of results by business segment:
Service Fee Business:
For the fourth quarter of 2009, Service Fee revenue was $16.0 million, compared with $21.7 million for the same period in 2008. The Service Fee business reported Adjusted EBITDA of $0.1 million for the fourth quarter of 2009, compared to Adjusted EBITDA of $1.9 million for the same period last year.
For the year ended December 31, 2009, Service Fee revenue was $58.6 million, compared with $85.4 million for the same period in 2008. Adjusted EBITDA for the Service Fee business was a loss of $(0.4) million for the year ended December 31, 2009, compared to $6.1 million for the same period last year. The quarter and year to date declines in revenue and Adjusted EBITDA compared to the same periods of the prior year were primarily due to the non-renewal of a U.S. Government agency client relationship partially offset by increased service fees generated from new service contract relationships.
Mike Willoughby, President of PFSweb’s Services division, commented, “The Service Fee revenue and operating results for the December 31, 2009 quarter reflect an improvement compared to the

September 30, 2009 quarter. We have signed a number of new, exciting client agreements over the past several months, including the previously announced Procter & Gamble agreement. Based on current client projections, we believe these new client agreements should have a positive financial impact beginning in late 2010 and into 2011. As we have previously stated, our End2End eCommerce solution offering has been well received by the market, particularly in the Fashion Apparel and Accessories, Beauty and Fragrance and CPG market segments, resulting in a number of new client wins this year and a robust pipeline of potential new agreements.
“In February of 2010, we launched the beta site for the eStore with Procter & Gamble. The site features a wide range of P&G branded products and will serve as a learning laboratory for P&G brands to test and innovate concepts designed to grow the size of the web commerce market for Consumer Packaged Goods. The site is currently slated to go live in the U.S. later this spring.
“To support our new business efforts, we recently added an eCOST-based Retail Services capability to our End2End offering giving us the ability to function as the seller-of-record for our clients. This function allows us to be more competitive when selling our services where third party inventory ownership and retail sales management are critical client considerations. We see a strong and accelerating trend among major brand retailers and manufactures seeking a closer relationship with consumers through a direct web commerce presence. We believe the flexibility, economics and speed-to-market advantages of our End2End offering has the potential to firmly establish us into a dominant competitive position, particularly among companies who own multiple consumer brands,” continued Mr. Willoughby.
Supplies Distributors Business:
For the fourth quarter of 2009, Supplies Distributors revenue was $47.3 million, compared to $52.9 million for the same period last year. Adjusted EBITDA was $0.8 million for the fourth quarter of 2009, compared to $0.7 million for the same period last year.
For the year ended December 31, 2009, Supplies Distributors revenue was $183.0 million, compared to $230.7 million for the same period last year. Adjusted EBITDA was $5.4 million for the year-end period of 2009, compared to $5.9 million for the year-end period in 2008.
Mr. Willoughby concluded, “While the decline in activity for the Supplies Distributors business due to the overall global economic environment is disappointing, it continues to report solid bottom-line results. In addition, the Supplies Distributors business offers us increased scale, which benefits both the Service Fee business and eCOST.com.”
eCOST.com Business:
For the fourth quarter of 2009, eCOST.com revenue was $22.8 million, compared to $25.1 million for the same period in 2008. Adjusted EBITDA for eCOST.com in the quarter improved to $0.2 million, as compared to a loss of $(0.2) million for the same period last year. Net income for the 4th quarter of 2009 was $34,000 and represents the first quarter of positive net income performance since its acquisition in 2006.
For the year ended December 2009, eCOST.com revenue was $84.6 million, compared to $99.8 million for the same period in 2008. Adjusted EBITDA for eCOST.com in the year ended December 31, 2009 improved to a loss of $(0.8) million, as compared to a loss of $(1.8) million for the same period last year.

“I am pleased by the fourth quarter results of our eCOST.com business and by the improving trends that eCOST.com demonstrated throughout 2009. While revenues were down in 2009, primarily due to the economy, we continue to drive forward with initiatives orientated towards improving gross margins in the consumer segment of eCOST.com. These actions, along with further streamlining of the eCOST.com operations that resulted in lower cost levels, have allowed us to improve the overall financial results of the business on lower overall revenues. We believe this bodes well for the future for eCOST.com in that we are well poised to add new growth in the years to come on top of this streamlined business process that has great leverage capabilities, resulting in an ability to grow with minimal incremental SG&A requirements,” stated Mr. Layton.
“In late 2009 we established a new division within eCOST.com called eStore Retail Services that formalizes the linkage between our PFSweb services segment and eCOST.com. This division allows PFSweb Services to offer certain interactive marketing, product procurement, rich content merchandising, customer acquisition methodologies and other web retail services that eCOST.com has developed and will continue to pioneer, innovate and mature,” concluded Mr. Layton.
Conference Call Information
Management will host a conference call at 10:00 am Central Time (11:00 am Eastern Time) on Thursday, March 25, 2010, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (61525599) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through April 25, 2010 at (800) 642-1687, pin number (61525599). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures free cash flow, non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
Free cash flow is defined as net cash provided by operating activities less capital expenditures.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill and identifiable intangible assets.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation and impairment of goodwill and identifiable intangible assets.
Free cash flow, non-GAAP net income (loss), EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. Free cash flow is used as a supplemental financial measure in our evaluation of liquidity and financial strength. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets and impairment of goodwill and intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
About PFSweb, Inc.
PFSweb develops and deploys comprehensive end-to-end eCommerce solutions for Fortune 1000, Global 2000 and brand name companies, including interactive marketing services, global fulfillment and logistics and high-touch customer care. The company serves a multitude of industries and company types, including such clients as P&G, LEGO, AAFES, Riverbed, InfoPrint Solutions Company (a joint venture company owned by Ricoh and International Business Machines), Hawker Beechcraft Corp., Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 300,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Dyson, Kitchen Aid, Braun, Black & Decker, Cuisinart, Coleman, and Citizen primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the reliance on third-party subcontracted services; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; taxation on the sale of our products; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Product revenue, net	$70,093	$78,036	$267,615	$330,532
Service fee revenue	16,015	21,691	58,619	85,406
Pass-thru revenue	9,517	13,054	26,265	35,905

Total revenues	95,625	112,781	352,499	451,843

COSTS OF REVENUES:
Cost of product revenue	64,526	71,615	245,272	305,090
Cost of service fee revenue	11,492	14,723	41,898	58,009
Cost of pass-thru revenue	9,517	13,054	26,265	35,905

Total costs of revenues	85,535	99,392	313,435	399,004

Gross profit	10,090	13,389	39,064	52,839

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,713	12,675	41,995	49,073
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	26	202	105	806
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT	—	16,250	—	16,250

Total operating expenses	10,739	29,127	42,100	66,129

Income (loss) from operations	(649)	(15,738)	(3,036)	(13,290)
INTEREST EXPENSE, NET	237	437	1,205	1,560

Income (loss) before income taxes	(886)	(16,175)	(4,241)	(14,850)
INCOME TAX PROVISION (BENEFIT)	61	(1)	329	805

NET INCOME (LOSS)	$(947)	$(16,174)	$(4,570)	$(15,655)

NON-GAAP NET INCOME (LOSS)	$(823)	$387	$(4,058)	$1,948

NET INCOME (LOSS) PER SHARE:
Basic and Diluted	$(0.10)	$(1.63)	$(0.46)	$(1.58)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and Diluted	9,934	9,916	9,929	9,905

EBITDA	$1,012	$(13,935)	$3,816	$(6,668)

ADJUSTED EBITDA	$1,110	$2,424	$4,223	$10,129

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2008.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
NET INCOME (LOSS)	$(947)	$(16,174)	$(4,570)	$(15,655)
Income tax expense (benefit)	61	(1)	329	805
Interest expense	237	437	1,205	1,560
Depreciation and amortization	1,661	1,803	6,852	6,622

EBITDA	$1,012	$(13,935)	$3,816	$(6,668)
Stock-based compensation	98	109	407	547
Goodwill and intangible asset impairment	—	16,250	—	16,250

ADJUSTED EBITDA	$1,110	$2,424	$4,223	$10,129

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

NET INCOME (LOSS)	$(947)	$(16,174)	$(4,570)	$(15,655)
Stock-based compensation	98	109	407	547
Amortization of identifiable intangible assets	26	202	105	806
Goodwill and intangible asset impairment	—	16,250	—	16,250

NON-GAAP NET INCOME (LOSS)	$(823)	$387	$(4,058)	$1,948

NET INCOME (LOSS) PER SHARE:
Basic and Diluted	$(0.10)	$(1.63)	$(0.46)	$(1.58)

NON-GAAP NET INCOME (LOSS) Per Share:
Basic and Diluted	$(0.08)	$0.04	$(0.41)	$0.20

	Twelve Months Ended
	December 31,
	2009	2008
GAAP cash flow from operating activities	$8,126	$9,451
Capital expenditures	(4,440)	(5,754)

FREE CASH FLOW	$3,686	$3,697

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,812	$16,050
Restricted cash	2,096	2,008
Accounts receivable, net of allowance for doubtful accounts of $973 and $980 at December 31, 2009 and December 31, 2008, respectively	39,861	44,546
Inventories, net of reserves of $2,016 and $2,124 at December 31, 2009 and December 31, 2008, respectively	37,949	47,186
Other receivables	11,605	13,072
Prepaid expenses and other current assets	4,170	3,802

Total current assets	110,493	126,664

PROPERTY AND EQUIPMENT, net	10,314	12,106
IDENTIFIABLE INTANGIBLES	805	961
GOODWILL	3,602	3,602
OTHER ASSETS	2,555	1,188

Total assets	127,769	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$19,179	$22,251
Trade accounts payable	53,642	61,988
Deferred revenue	5,164	3,640
Accrued expenses	13,180	17,414

Total current liabilities	91,165	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,348	4,951
OTHER LIABILITIES	3,903	1,192

Total liabilities	98,416	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 9,952,164 and 9,935,095 shares issued at December 31, 2009 and December 31, 2008, respectively; and 9,933,803 and 9,916,734 outstanding as of December 31, 2009 and December 31, 2008, respectively	10	10
Additional paid-in capital	93,152	92,728
Accumulated deficit	(65,963)	(61,393)
Accumulated other comprehensive income	2,239	1,825
Treasury stock at cost, 18,361 shares	(85)	(85)

Total shareholders’ equity	29,353	33,085

Total liabilities and shareholders’ equity	$127,769	$144,521

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$47,288	$22,805	$—	$70,093
Service fee revenue	16,015	—	—	—	16,015
Service fee revenue — affiliate	1,700	—	—	(1,700)	—
Pass-thru revenue	9,520	—	—	(3)	9,517

Total revenues	27,235	47,288	22,805	(1,703)	95,625

COSTS OF REVENUES:
Cost of product revenue	—	44,048	20,478	—	64,526
Cost of service fee revenue	12,143	—	—	(651)	11,492
Cost of pass-thru revenue	9,520	—	—	(3)	9,517

Total costs of revenues	21,663	44,048	20,478	(654)	85,535

Gross profit	5,572	3,240	2,327	(1,049)	10,090

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,090	2,434	2,238	(1,049)	10,713
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	26	—	26

Total operating expenses	7,090	2,434	2,264	(1,049)	10,739

Income (loss) from operations	(1,518)	806	63	—	(649)
INTEREST EXPENSE (INCOME), NET	(68)	301	4	—	237

Income (loss) before income taxes	(1,450)	505	59	—	(886)
INCOME TAX PROVISION (BENEFIT)	(146)	182	25	—	61

NET INCOME (LOSS)	$(1,304)	$323	$34	$—	$(947)

NON-GAAP NET INCOME (LOSS)	$(1,206)	$323	$60	$—	$(823)

EBITDA	$45	$815	$152	$—	$1,012

ADJUSTED EBITDA	$143	$815	$152	$—	$1,110

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,304)	$323	$34	$—	$(947)
Income tax expense (benefit)	(146)	182	25	—	61
Interest expense (income)	(68)	301	4	—	237
Depreciation and amortization	1,563	9	89	—	1,661

EBITDA	$45	$815	$152	$—	$1,012
Stock-based compensation	98	—	—	—	98

ADJUSTED EBITDA	$143	$815	$152	$—	$1,110

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,304)	$323	$34	$—	$(947)
Stock-based compensation	98	—	—	—	98
Amortization of intangible assets	—	—	26	—	26

NON-GAAP NET INCOME (LOSS)	$(1,206)	$323	$60	$—	$(823)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Twelve Months Ended December 31, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated

REVENUES:
Product revenue, net	$—	$183,008	$84,607	$—	$267,615
Service fee revenue	58,619	—	—	—	58,619
Service fee revenue — affiliate	7,093	—	—	(7,093)	—
Pass-thru revenue	26,335	—	—	(70)	26,265

Total revenues	92,047	183,008	84,607	(7,163)	352,499

COSTS OF REVENUES:
Cost of product revenue	—	168,864	76,408	—	245,272
Cost of service fee revenue	44,453	—	—	(2,555)	41,898
Cost of pass-thru revenue	26,335	—	—	(70)	26,265

Total costs of revenues	70,788	168,864	76,408	(2,625)	313,435

Gross profit	21,259	14,144	8,199	(4,538)	39,064

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	28,536	8,779	9,218	(4,538)	41,995
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	105	—	105

Total operating expenses	28,536	8,779	9,323	(4,538)	42,100

Income (loss) from operations	(7,277)	5,365	(1,124)	—	(3,036)
INTEREST EXPENSE (INCOME), NET	(202)	1,388	19	—	1,205

Income (loss) before income taxes	(7,075)	3,977	(1,143)	—	(4,241)
INCOME TAX PROVISION (BENEFIT)	(769)	1,055	43	—	329

NET INCOME (LOSS)	$(6,306)	$2,922	$(1,186)	$—	$(4,570)

NON-GAAP NET INCOME (LOSS)	$(5,899)	$2,922	$(1,081)	$—	$(4,058)

EBITDA	$(804)	$5,400	$(780)	$—	$3,816

ADJUSTED EBITDA	$(397)	$5,400	$(780)	$—	$4,223

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(6,306)	$2,922	$(1,186)	$—	$(4,570)
Income tax expense (benefit)	(769)	1,055	43	—	329
Interest expense (income)	(202)	1,388	19	—	1,205
Depreciation and amortization	6,473	35	344	—	6,852

EBITDA	$(804)	$5,400	$(780)	$—	$3,816
Stock-based compensation	407	—	—	—	407

ADJUSTED EBITDA	$(397)	$5,400	$(780)	$—	$4,223

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(6,306)	$2,922	$(1,186)	$—	$(4,570)
Stock-based compensation	407	—	—	—	407
Amortization of intangible assets	—	—	105	—	105

NON-GAAP NET INCOME (LOSS)	$(5,899)	$2,922	$(1,081)	$—	$(4,058)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,698	$2,628	$2,486	$—	$14,812
Restricted cash	732	1,137	227	—	2,096
Accounts receivable, net	19,499	18,764	1,719	(121)	39,861
Inventories, net	—	33,577	4,372	—	37,949
Other receivables	49	11,556	—	—	11,605
Prepaid expenses and other current assets	2,515	1,575	80	—	4,170

Total current assets	32,493	69,237	8,884	(121)	110,493

PROPERTY AND EQUIPMENT, net	9,900	54	360	—	10,314
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	(149)	—	—	149	—
IDENTIFIABLE INTANGIBLES	383	—	422	—	805
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	2,244	—	311	—	2,555

Total assets	65,716	69,291	13,579	(20,817)	127,769

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$8,770	$10,374	$35	$—	$19,179
Trade accounts payable	8,396	38,753	6,614	(121)	53,642
Accrued expenses	10,994	4,701	2,649	—	18,344

Total current liabilities	28,160	53,828	9,298	(121)	91,165

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,208	—	140	—	3,348
NOTES PAYABLE TO AFFILIATES	—	5,005	15,840	(20,845)	—
OTHER LIABILITIES	3,880	—	23	—	3,903

Total liabilities	35,248	58,833	25,301	(20,966)	98,416

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	93,152	—	28,059	(28,059)	93,152
Retained earnings (accumulated deficit)	(64,828)	6,781	(39,805)	31,889	(65,963)
Accumulated other comprehensive income	2,219	2,677	5	(2,662)	2,239
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	30,468	10,458	(11,722)	149	29,353

Total liabilities and shareholders’ equity	$65,716	$69,291	$13,579	$(20,817)	$127,769

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated

REVENUES:
Product revenue, net	$—	$52,915	$25,121	$—	$78,036
Service fee revenue	21,691	—	—	—	21,691
Service fee revenue — affiliate	2,497	—	—	(2,497)	—
Pass-thru revenue	13,085	—	—	(31)	13,054

Total revenues	37,273	52,915	25,121	(2,528)	112,781

COSTS OF REVENUES:
Cost of product revenue	—	48,974	22,641	—	71,615
Cost of service fee revenue	15,457	—	—	(734)	14,723
Cost of pass-thru revenue	13,085	—	—	(31)	13,054

Total costs of revenues	28,542	48,974	22,641	(765)	99,392

Gross profit	8,731	3,941	2,480	(1,763)	13,389

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,511	3,211	2,716	(1,763)	12,675
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	202	—	202
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT	—	—	16,250	—	16,250

Total operating expenses	8,511	3,211	19,168	(1,763)	29,127

Income (loss) from operations	220	730	(16,688)	—	(15,738)
INTEREST EXPENSE (INCOME), NET	(7)	434	10	—	437

Income (loss) before income taxes	227	296	(16,698)	—	(16,175)
INCOME TAX PROVISION (BENEFIT)	(399)	398	—	—	(1)

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)

NON-GAAP NET INCOME (LOSS)	$735	$(102)	$(246)	$—	$387

EBITDA	$1,753	$738	$(16,426)	$—	$(13,935)

ADJUSTED EBITDA	$1,862	$738	$(176)	$—	$2,424

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)
Income tax expense (benefit)	(399)	398	—	—	(1)
Interest expense (income)	(7)	434	10	—	437
Depreciation and amortization	1,533	8	262	—	1,803

EBITDA	$1,753	$738	$(16,426)	$—	$(13,935)
Stock-based compensation	109	—	—		109
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

ADJUSTED EBITDA	$1,862	$738	$(176)	$—	$2,424

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$626	$(102)	$(16,698)	$—	$(16,174)
Stock-based compensation	109	—	—	—	109
Amortization of intangible assets	—	—	202	—	202
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

NON-GAAP NET INCOME (LOSS)	$735	$(102)	$(246)	$—	$387

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Twelve Months Ended December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$230,710	$99,822	$—	$330,532
Service fee revenue	85,406	—	—	—	85,406
Service fee revenue — affiliate	8,603	—	—	(8,603)	—
Pass-thru revenue	35,901	—	—	4	35,905

Total revenues	129,910	230,710	99,822	(8,599)	451,843

COSTS OF REVENUES:
Cost of product revenue	—	214,077	91,013	—	305,090
Cost of service fee revenue	60,793	—	—	(2,784)	58,009
Cost of pass-thru revenue	35,901	—	—	4	35,905

Total costs of revenues	96,694	214,077	91,013	(2,780)	399,004

Gross profit	33,216	16,633	8,809	(5,819)	52,839

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,285	10,767	10,840	(5,819)	49,073
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	806	—	806
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT	—	—	16,250	—	16,250

Total operating expenses	33,285	10,767	27,896	(5,819)	66,129

Income (loss) from operations	(69)	5,866	(19,087)	—	(13,290)
INTEREST EXPENSE (INCOME), NET	(117)	1,650	27	—	1,560

Income (loss) before income taxes	48	4,216	(19,114)	—	(14,850)
INCOME TAX PROVISION (BENEFIT)	(1,057)	1,862	—	—	805

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)

NON-GAAP NET INCOME (LOSS)	$1,652	$2,354	$(2,058)	$—	$1,948

EBITDA	$5,538	$5,886	$(18,092)	$—	$(6,668)

ADJUSTED EBITDA	$6,085	$5,886	$(1,842)	$—	$10,129

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)
Income tax expense (benefit)	(1,057)	1,862	—	—	805
Interest expense (income)	(117)	1,650	27	—	1,560
Depreciation and amortization	5,607	20	995	—	6,622

EBITDA	$5,538	$5,886	$(18,092)	$—	$(6,668)
Stock-based compensation	547	—	—	—	547
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

ADJUSTED EBITDA	$6,085	$5,886	$(1,842)	$—	$10,129

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$1,105	$2,354	$(19,114)	$—	$(15,655)
Stock-based compensation	547	—	—	—	547
Amortization of intangible assets	—	—	806	—	806
Goodwill and intangible asset impairment	—	—	16,250	—	16,250

NON-GAAP NET INCOME (LOSS)	$1,652	$2,354	$(2,058)	$—	$1,948

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,570	$3,870	$610	$—	$16,050
Restricted cash	1,550	242	216	—	2,008
Accounts receivable, net	21,676	22,103	2,065	(1,298)	44,546
Inventories, net	—	41,382	5,804	—	47,186
Other receivables	—	13,072	—	—	13,072
Prepaid expenses and other current assets	2,222	1,526	54	—	3,802

Total current assets	37,018	82,195	8,749	(1,298)	126,664

PROPERTY AND EQUIPMENT, net	11,544	85	477	—	12,106
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,541	—	—	(37,541)	—
IDENTIFIABLE INTANGIBLES	434	—	527	—	961
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,054	—	134	—	1,188

Total assets	108,436	82,280	13,489	(59,684)	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,045	$13,206	$—	$—	$22,251
Trade accounts payable	9,063	48,640	5,583	(1,298)	61,988
Accrued expenses	12,665	5,434	2,955	—	21,054

Total current liabilities	30,773	67,280	8,538	(1,298)	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	—	—	—	4,951
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	1,029	—	163	—	1,192

Total liabilities	36,753	72,785	24,041	(22,143)	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,728	—	28,059	(28,059)	92,728
Retained earnings (accumulated deficit)	(22,825)	6,002	(38,618)	(5,952)	(61,393)
Accumulated other comprehensive income	1,855	2,493	(12)	(2,511)	1,825
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,683	9,495	(10,552)	(37,541)	33,085

Total liabilities and shareholders’ equity	$108,436	$82,280	$13,489	$(59,684)	$144,521

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	December 31,
	2009	2008

Total Customers (1)	2,067,384	1,888,250
Active Customers (2)	230,091	192,846
New Customers (3)	60,695	48,426
Number of Orders (4)	112,224	108,999
Average Order Value (5)	$199	$223
Advertising Expense (6)	$269,483	$309,836
Cost to Acquire a New Customer (7)	$4.44	$4.74

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $0 and $80,064 was not included in the 2009 and 2008 calculation, respectively, as it is used for retention and not acquisition.
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